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                                                                   Exhibit 23.13


                              DIRECTOR'S CONSENT
   (excerpted from Arch Coal, Inc.'s Directors' and Officers' Questionnaire)



     I consent to being named as a director of Arch Coal, Inc. in the Form S-4 (filed in connection with the combination of Arch Mineral Corporation and Ashland Coal, Inc.) and in the Proxy Statement/Prospectus to be included therein and filed with the SEC, and to serve in the capacity indicated in the Proxy Statement/Prospectus as of the Effective Time of the merger (contemplated by the Agreement and Plan of Merger dated as of April 4, 1997, among Arch Mineral Corporation, AMC Merger Corporation and Ashland Coal, Inc.).


Date:  April 30, 1997                  /s/ Thomas Marshall
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                                       Signature

                                       Thomas Marshall
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                                       Please Print Name Here